Simmons Files for Court Approval of Pre-Packaged Restructuring Plan with Overwhelming Creditor Support

Operations to Continue as Usual

Plan Provides for Acquisition of Simmons Bedding Company by Ares Management and Ontario Teachers’

Plan Will Significantly Reduce Debt to $450 Million From
$1 Billion
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ATLANTA, November 16, 2009 – Simmons Bedding Company (“Simmons Bedding”), a leading manufacturer of premium branded bedding products, today announced that it has filed a pre-packaged plan of reorganization under chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Court”). In connection with this filing, Simmons Bedding’s parents, Simmons Company and Bedding Holdco Incorporated, along with all of its domestic subsidiaries (collectively, the “Company”) have also filed chapter 11 cases with the Court.  Today’s filings do not include Simmons’ Canadian and Puerto Rican operations.

Under the pre-packaged plan, Simmons and its subsidiaries will continue normal operations throughout the chapter 11 process and the Company’s senior secured bank lenders, trade vendors, suppliers and employees will be paid in full.  The Company expects to emerge from chapter 11 within 60 days.

As previously announced on September 25, the pre-packaged plan provides for the acquisition of Simmons Bedding and all of its U.S. and foreign subsidiaries, as well as its parent Bedding Holdco Incorporated, by certain affiliates of Ares Management LLC and Teachers’ Private Capital, the private investment department of the Ontario Teachers’ Pension Plan (collectively, “AOT”).

The plan and related transactions will allow the Company to substantially reduce its total debt obligations from approximately $1.0 billion to approximately $450 million, allowing the reorganized company to emerge with a stronger balance sheet and increased financial flexibility.

Stephen G. Fendrich, Simmons Bedding’s President and Chief Operating Officer, commented, “Today’s filings are a necessary step toward the successful conclusion of our financial restructuring.  We do not anticipate any changes in our daily operations as a result of this filing.  Our manufacturing plants will operate as usual and our customers should continue to expect the same great service and quality they have received prior to and during this restructuring process.”

Today’s filing follows the successful completion of the solicitation process of lenders and note holders. The overwhelming approval of the pre-packaged plan by the Company’s lenders and note holders is evident in voting results announced today, wherein 100 percent of the claims voted by Simmons Bedding’s senior lenders, 94.5 percent of the claims voted by Simmons Bedding’s 7.875% senior subordinated note holders and 98.8 percent of the claims voted by Simmons’ 10% discount note holders voted to accept the pre-packaged plan.

Together with the termination or expiration of all waiting periods under applicable antitrust and competition regulations in the U.S. and Canada announced by Simmons on October 29, the result of the solicitation satisfies another one of the key conditions for consummating the transaction with AOT. With these conditions met, today’s filing marks one of the final steps in the restructuring process. The transaction remains subject to confirmation of the pre-packaged plan by the Court, as well as customary closing terms and conditions.

“We have received tremendous support from our stakeholders throughout this process,” Fendrich continued.  “This demonstration of confidence in the solid fundamentals of our business is due in no small part to our employees and our dealers, whom I wish to thank again for their continued dedication to our business. I’m especially pleased that the pre-packaged plan submitted to the Court provides for full payment to our employees as well as our senior lenders and suppliers.  Having received overwhelming support from our lenders and note holders through our recently completed solicitation process we now look forward to quickly emerging from chapter 11 and completing the transaction that will allow Simmons Bedding to continue its legacy of operational excellence, innovation, and customer satisfaction.”

As of today’s filing, Simmons Bedding has approximately $50 million cash-on-hand and will continue to be able to satisfy customary obligations associated with its daily operations through the confirmation process. As previously announced, Simmons Bedding has also arranged for a $35 million debtor-in-possession revolving credit facility with certain lenders, pursuant to which Deutsche Bank Trust Company Americas will act as the administrative agent and collateral agent and Deutsche Bank Securities Inc. will act as the sole book runner and lead arranger.

In conjunction with today’s filings, the Company also filed customary “first day” motions intended to allow the Company to operate in the ordinary course of business and protect its associates and suppliers during the restructuring. Among these motions are requests to continue the payment of wages, salaries, and other employee benefits as well as to continue to honor its customer programs and consumer warranties.

For Additional Information

Additional information about the company’s restructuring can be found at the Company’s website, www.simmons.com. For access to court documents and other general information about the chapter 11 cases, please visit www.epiqsystems.com.

Weil, Gotshal & Manges LLP is acting as legal counsel and Miller Buckfire & Co., LLC is acting as financial advisor to the Company for the chapter 11 cases.

Sullivan & Cromwell LLP is acting as legal counsel and Goldman, Sachs & Co. is acting as financial advisor for Ares Management LLC and Teachers’ Private Capital.

About Simmons Bedding Company
Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, Beautyrest Black®, Beautyrest NxG®, Beautyrest Studio™, ComforPedic by Simmons™, ComforPedic Loft™, Natural Care®, Beautyrest Beginnings™ and BeautySleep®. Simmons Bedding operates 19 conventional bedding manufacturing facilities and one juvenile bedding manufacturing facility across the United States, Canada and Puerto Rico. Simmons Bedding also serves as a key supplier of beds to many of the world’s leading hotel groups and resort properties. Simmons Bedding is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit Simmons Bedding's website at www.simmons.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements that reflect our current views about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release. These forward-looking statements are expressed in good faith and Simmons believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons’s expectations. These factors include, but are not limited to: (i) our ability to comply with and fulfill closing conditions in the Plan Sponsor Agreement, including obtaining the requisite financing and approval of our “first day” motions and the pre-packaged plan from the Bankruptcy Court; (ii) compliance with covenants in, and any defaults under, our debtor-in-possession financing agreement; (iii) the potential adverse impact of any restructuring and the bankruptcy filing on our business, financial condition, liquidity, and results of operations; (iv) interest rate and credit market risks; (v) competitive pressures in the bedding industry; (vi) general economic and industry conditions; (vii) our ability to launch new products on a timely basis, the success of our new products and the future costs to rollout such products; (viii) legal and regulatory requirements; (ix) our relationships with and viability of our suppliers, significant customers and licensees; (x) fluctuations in our costs of raw materials and energy prices; (xi) our ability to hold or increase prices on our products and the related effect on our unit sales; (xii) an increase in our return rates and warranty claims; (xiii) our labor relations; (xiv) encroachments on our intellectual property; (xv) our product liability, intellectual property and other litigation claims; (xvi) our level of indebtedness; (xvii) foreign currency exchange rate risks; (xviii) our future acquisitions; (xix) our ability to achieve the expected benefits from any personnel realignments; (xx) higher bad debt expense as a result of increased customer bankruptcies due to instability in the economy and slowing consumer spending; (xxi) our ability to maintain sufficient liquidity to operate our business; and (xxii) other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.